SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]  Preliminary Information Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14c-5(d)(2))
[X]  Definitive Information Statement

                        OHIO POWER COMPANY
           (Name of Registrant As Specified in Charter)

                        JOHN M. ADAMS, JR.
       (Name of Person(s) Filing the Information Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14c-5(g).

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1) Title of each class of securities to which transaction applies:______________________________________________

     2) Aggregate number of securities to which transaction applies:______________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          ______________________________________________________

     4)   Proposed maximum aggregate value of transaction:
          ______________________________________________________

     5)   Total fee paid:
          ______________________________________________________


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:_______________________________

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     4)   Date Filed:___________________________________________





                             OHIO POWER COMPANY
                          301 CLEVELAND AVENUE, S.W.
                             CANTON, OHIO 44702





                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS




TO THE SHAREHOLDERS OF
    OHIO POWER COMPANY:


      The annual meeting of the shareholders of Ohio Power Company will be held on Tuesday, May 7, 1996, at 2:30 p.m. at the principal office of American Electric Power Service Corporation, 1 Riverside Plaza, Columbus, Ohio, for the following purposes:

      1. To elect seven directors of the Company to hold office for one year or until their successors are elected and qualified; and

      2. To transact such other business (none known as of the date of this notice) as may legally come before the meeting or any adjournment thereof.

      Only holders of record of Common Stock and Cumulative Preferred Stock, par value $100 per share, at the close of business on March 8, 1996 are entitled to notice of and to vote at the annual meeting.

      THERE WILL BE NO SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF THE COMPANY.



                                                      JOHN F. DI LORENZO, JR.,
                                                             SECRETARY


March 28, 1996

                             INFORMATION STATEMENT

      This information statement is being furnished in connection with the annual meeting of shareholders of Ohio Power Company (the "Company"), to be held on Tuesday, May 7, 1996 at 2:30 p.m. at the principal office of American Electric Power Service Corporation, 1 Riverside Plaza, Columbus Ohio.

      WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

VOTING AT MEETING

      On March 8, 1996, the date for determining shareholders entitled to notice of and to vote at the meeting, there were 862,403 shares of Cumulative Preferred Stock, par value $100 per share, and 27,952,473 shares of Common Stock outstanding.

      Each holder of Cumulative Preferred Stock, par value $100 per share, and each holder of Common Stock has the right to one vote for each share standing in such holder's name on the books of the Company at the close of business on March 8, 1996 for the election of directors and on any other business which may come before the meeting. Holders of Cumulative Preferred Stock, $25 non-voting of the par value $25 per share, and Cumulative Preferred Stock, $100 non-voting of the par value of $100 per share, are not entitled to notice of, or to vote at, the meeting.

      If notice in writing is given by any shareholder to the President, any Vice President, or the Secretary of the Company, not less than 48 hours before the time fixed for the meeting, that such shareholder desires that the voting at the meeting for directors shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder will have the right to cumulate such voting power as he possesses and to give one candidate as many votes as the number of directors to be elected, multiplied by the number of his votes, or to distribute his votes on the same principle among two or more candidates, as he sees fit.

PRINCIPAL SHAREHOLDERS

      American Electric Power Company, Inc. ("AEP"), 1 Riverside Plaza, Columbus, Ohio 43215, a registered public utility holding company under the Public Utility Holding Company Act of 1935, owns all of the Company's outstanding Common Stock. The Common Stock represents approximately 97% of the combined voting power of the capital stock of the Company entitled to vote at the meeting. Management of the Company does not know of any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who beneficially owns more than 5% of the outstanding shares of Cumulative Preferred Stock, par value $100 per share.

      AEP also owns, directly or indirectly, all of the common stock of the other companies which constitute the American Electric Power System (the "AEP System"). The AEP System is an integrated electric utility system and, as a result, the member companies of the AEP System, including the Company, have contractual, financial and other business relationships with the other member companies, such as participation in the AEP System savings and retirement plans and tax returns; sales of electricity; sales, transportation and handling of fuel; sales or rentals of property; and interest or dividend payments on the securities held by the companies' respective parents. American Electric Power Service Corporation (the "Service Corporation"), a wholly-owned subsidiary of AEP, renders management, advisory, engineering and other similar services at cost to the principal operating companies of the AEP System, including the Company.

                             ELECTION OF DIRECTORS

      Seven directors are to be elected to hold office for one year or until their successors are elected and qualify. The Company has been informed that AEP will nominate, and cast the votes of all of the outstanding shares of Common Stock for, the persons named below. In the event that any of such persons should unexpectedly be unable to stand for election, AEP has informed the Company that it will cast its votes for a substitute chosen by the Board of Directors of the Company and approved by AEP.

      The following brief biographies of the nominees include their ages as of March 15, 1996, an account of their business experience and the names of certain publicly-held corporations of which they are also directors.


          NAME                           AGE                            BUSINESS EXPERIENCE
PETER J. DEMARIA                          61                 Vice   president   and   controller   of  the  Company,
                                                             controller   of   AEP  and  executive  vice  president-
                                                             administration and  chief  accounting  officer  of  the
                                                             Service Corporation.  Joined the Service Corporation in
                                                             1959,  became an assistant treasurer in 1969, assistant
                                                             vice  president   in  1971,  vice  president  in  1974,
                                                             treasurer and senior vice president in 1978 and assumed
                                                             his present position  with  the  Service Corporation in
                                                             1984.   Became  treasurer of the Company  in  1978  and
                                                             assumed his present  position  in  1995.   Has  been  a
                                                             director of the Company since 1978 and a vice president
                                                             since  1991.   Became  treasurer  of  AEP  in  1978 and
                                                             assumed  his  present position in 1995.  A director  of
                                                             AEP and certain other AEP System companies.
E. LINN DRAPER, JR.                      54                  Chairman of the  board  and  chief executive officer of
                                                             the Company, chairman of the board, president and chief
                                                             executive officer of AEP and the  Service  Corporation.
                                                             Joined the Service Corporation in 1992 as president and
                                                             chief   operating   officer  and  assumed  his  present
                                                             position in 1993.  President  of AEP and vice president
                                                             and director of the Company from  1992  until  assuming
                                                             his  present  positions in 1993.  From 1987 until  1992
                                                             was  chairman  of   the   board,  president  and  chief
                                                             executive officer of Gulf States  Utilities Company, an
                                                             unaffiliated  electric  utility.   A  director  of  the
                                                             Company,  AEP, certain other AEP System  companies  and
                                                             VECTRA Technologies, Inc.
HENRY W. FAYNE                           49                  Senior vice  president-corporate planning and budgeting
                                                             of  the  Service   Corporation.    Joined  the  Service
                                                             Corporation  in  1974, became assistant  controller  in
                                                             1978, controller in 1984, vice president and controller
                                                             in 1988, senior vice  president in 1993 and assumed his
                                                             present position in 1995.   A director of certain other
                                                             AEP System companies.
WILLIAM J. LHOTA                         56                  President  and  chief  operating officer of the Company
                                                             and   executive   vice   president   of   the   Service
                                                             Corporation.  Joined the Company in 1965, was president
                                                             of Columbus Southern Power  Company,  a  subsidiary  of
                                                             AEP,  from  1987  until  1989, when he became executive
                                                             vice president-operations  of  the Service Corporation.
                                                             Assumed   his   present  position  with   the   Service
                                                             Corporation in 1993.   Became  a  vice president of the
                                                             Company  in  1989 and assumed his present  position  in
                                                             January, 1996.   Has  been  a  director  of the Company
                                                             since  1989.   A  director of certain other AEP  System
                                                             companies and Huntington Bancshares Incorporated.
G. P. MALONEY                            63                  Vice  president  of the  Company,  vice  president  and
                                                             secretary  of AEP and  executive  vice  president-chief
                                                             financial officer  of  the Service Corporation.  Joined
                                                             the Service Corporation  in  1955, became controller in
                                                             1965,  vice  president-finance  in  1970,  senior  vice
                                                             president-finance  in  1974  and  assumed  his  present
                                                             position  with the Service Corporation  in  1991.   Has
                                                             been a vice  president  of the Company since 1970 and a
                                                             director since 1973.  Became a vice president of AEP in
                                                             1974 and secretary of AEP  in  1994.  A director of AEP
                                                             and certain other AEP System companies.
JAMES J. MARKOWSKY                       51                  Vice  president  of  the  Company  and  executive  vice
                                                             president-power generation of the Service  Corporation.
                                                             Joined  the  Service  Corporation  in 1971 as a  senior
                                                             engineer,  became  assistant  vice president-mechanical
                                                             engineering in 1984, senior vice  president  and  chief
                                                             engineer  in 1988, executive vice president-engineering
                                                             and  construction  in  1993  and  assumed  his  present
                                                             position  in  February, 1996.  Became a director of the
                                                             Company in 1989  and a vice president of the Company in
                                                             1995.   A  director   of   certain   other  AEP  System
                                                             companies.
JOSEPH H. VIPPERMAN                      55                  Vice  president  of  the  Company  and  executive  vice
                                                             president-energy  delivery  of the Service Corporation.
                                                             Joined  Appalachian  Power Company  ("Appalachian"),  a
                                                             subsidiary of AEP, in  1962, transferred to the Service
                                                             Corporation  and  became  controller   in   1978,  vice
                                                             president   in   1980  and  executive  vice  president-
                                                             operations  in 1984.   Transferred  to  Appalachian  as
                                                             executive vice  president  in 1989 and became president
                                                             in 1990.  Assumed his present position with the Service
                                                             Corporation in January, 1996.  Became  a vice president
                                                             and a director of the Company in January, 1996.

      Messrs. DeMaria, Draper, Lhota, Maloney, Markowsky and Vipperman are directors of Appalachian, Columbus Southern Power Company ("CSPCo"), Indiana Michigan Power Company ("I&M") and Kentucky Power Company ("Kentucky"), all of which are subsidiaries of AEP and have one or more classes of publicly held preferred stock or debt securities. Mr. Fayne is a director of Appalachian and CSPCo. Messrs. DeMaria, Draper, Fayne, Lhota, Maloney, Markowsky and Vipperman are also directors of AEP Generating Company, another subsidiary of AEP.

                                OTHER BUSINESS

      Management does not intend to bring any matters before the meeting other than the election of directors and does not know of any matters that will be brought before the meeting by others.

                            EXECUTIVE COMPENSATION

      Certain executive officers of the Company are employees of the Service Corporation. The salaries of these executive officers are paid by the Service Corporation and a portion of their salaries has been allocated and charged to the Company. The following table shows for 1995, 1994 and 1993 the compensation earned from all AEP System companies by the chief executive officer and the four other most highly compensated executive officers (as defined by regulations of the Securities and Exchange Commission) of the Company at December 31, 1995.

                          SUMMARY COMPENSATION TABLE

                                                                                                 LONG-TERM
                                                                  ANNUAL COMPENSATION          COMPENSATION
                                                                                                 PAYOUTS              All Other
                                                                Salary           Bonus      LTIP PAYOUTS($)(1)      Compensation
NAME AND PRINCIPAL POSITION                        YEAR           ($)           ($)(1)                                 ($)(2)
E.  LINN  DRAPER,  JR. - Chairman of the board     1995         685,000         236,325           334,851              30,790
  and chief executive  officer of the Company;     1994         620,000         209,436           137,362              29,385
  chairman of the board,  president  and chief     1993         538,333         148,742                                18,180
  executive  officer  of  AEP  and the Service
  Corporation; chairman of the board and chief
  executive   officer  of  other  AEP   System
  companies
PETER  J. DEMARIA - Vice president, controller     1995         330,000         113,850           143,829              20,050
 and director  of  the Company; controller and     1994         305,000         103,029            59,032              18,750
 director  of AEP; executive  vice  president-     1993         280,000          77,364                                17,811
 administration  and  chief accounting officer
 and director of the Service Corporation; vice
 president, controller  and  director of other
 AEP System companies
G. P. MALONEY - Vice president and director of     1995         330,000         113,850           141,582              20,060
 the  Company;  vice  president, secretary and     1994         300,000         101,340            58,094              19,745
 director  of AEP; executive  vice  president-     1993         269,000          74,325                                18,000
 chief financial  officer  and director of the
 Service   Corporation;  vice  president   and
 director of other AEP System companies
WILLIAM J. LHOTA  - President, chief operating     1995         300,000         103,500           132,592              19,140
 officer   and  director   of   the   Company;     1994         280,000          94,584            54,409              19,185
 executive vice  president and director of the     1993         249,000          68,799                                17,160
 Service   Corporation;    president,    chief
 operating  officer  and director of other AEP
 System companies
JAMES  J. MARKOWSKY - Director of the Company;     1995         285,000          98,325           126,599              17,515
 executive vice president-power generation and     1994         267,000          90,193            51,930              14,755
 director  of  the  Service  Corporation; vice     1993         247,000          65,259                                11,165
 president  and director of other  AEP  System
 companies


___________
(1) Amounts in the "Bonus" column reflect payments under the Management Incentive Compensation Plan for performance measured for each of the years ended December 31, 1993, 1994 and 1995. Payments are made in March of the subsequent year. Amounts for 1995 are estimates but should not change significantly.

    Amounts in the "Long-Term Compensation" column reflect performance share units earned under the Performance Share Incentive Plan (which became effective January 1, 1994) for the one-year and two-year transition performance periods ending December 31, 1994 and 1995, respectively. For 1995, their value was calculated by multiplying the $40.50 closing price of AEP's Common Stock as reported on the New York Stock Exchange on December 29, 1995, the last trading day of fiscal year 1995, by the number of units earned.

    See below under "Long-Term Incentive Plans - Awards in 1995" and page 10 for additional information.

(2) For 1995, includes (i) employer matching contributions under the AEP System Employees Savings Plan: $4,500 for each of the named executive officers;
    (ii) employer matching contributions under the AEP System Supplemental Savings Plan (which became effective January 1, 1994), a non-qualified plan designed to supplement the AEP Savings Plan: Dr. Draper, $16,050; Mr. DeMaria, $5,400; Mr. Maloney, $5,400; Mr. Lhota, $4,500; and Dr. Markowsky, $4,050; and (iii) subsidiary companies director fees:
    Dr. Draper, $10,240; Mr. DeMaria, $10,150; Mr. Maloney, $10,160; Mr. Lhota, $10,140; and Dr. Markowsky, $8,965.

                  LONG-TERM INCENTIVE PLANS - AWARDS IN 1995

      Each of the awards set forth below constitutes a grant of performance share units, which represent units equivalent to shares of AEP Common Stock, pursuant to AEP's Performance Share Incentive Plan. Since it is not possible to predict future dividends and the price of AEP Common Stock, credits of performance share units in amounts equal to the dividends that would have been paid if the performance share units were granted in the form of shares of AEP Common Stock are not included in the table.

      The  ability  to  earn  performance  share  units  is  tied  to achieving specified levels of total shareowner return ("TSR") relative to the S&P Electric Utility Index. Notwithstanding AEP's TSR ranking, no performance share units are earned unless AEP shareowners realize a positive TSR over the relevant three-year performance period. The Human Resources Committee may, at its discretion, reduce the number of performance share units otherwise earned. In accordance with the performance goals established for the periods set forth below, the threshold, target and maximum awards are equal to 25%, 100% and 200%, respectively, of the performance share units held. No payment will be made for performance below the threshold.

      Payments of earned awards are deferred in the form of restricted stock units (equivalent to shares of AEP Common Stock) until the officer has met the equivalent stock ownership target discussed in the Human Resources Committee Report. Once officers meet and maintain their respective targets, they may elect either to continue to defer or to receive further earned awards in cash and/or AEP Common Stock.

                                            Performance                   Estimated Future Payouts of
                          Number of        Period Until                  Performance Share Units Under
                         Performance        Maturation                    NON-STOCK PRICE-BASED PLAN
NAME                     SHARE UNITS         OR PAYOUT
                                                                Threshold           Target             Maximum
                                                                   (#)                (#)                (#)
E. L. Draper, Jr.           8,302            1995-1997            2,075              8,302             16,604
P. J. DeMaria               3,499            1995-1997              875              3,499              6,998
G. P. Maloney               3,499            1995-1997              875              3,499              6,998
W. J. Lhota                 3,181            1995-1997              795              3,181              6,362
J. J. Markowsky             3,022            1995-1997              755              3,022              6,044

                              RETIREMENT BENEFITS

      The American Electric Power System Retirement Plan provides pensions for all employees of AEP System companies (except for employees covered by certain collective bargaining agreements), including the executive officers of the Company. The Retirement Plan is a noncontributory defined benefit plan.

      The following table shows the approximate annual annuities under the Retirement Plan that would be payable to employees in certain higher salary classifications, assuming retirement at age 65 after various periods of service.



                              PENSION PLAN TABLE

                                                      YEARS OF ACCREDITED SERVICE
  HIGHEST AVERAGE
  ANNUAL EARNINGS        15            20            25            30            35            40            45
    $  300,000        $ 69,930      $ 93,240      $116,550      $139,860      $163,170      $183,120      $203,070
       400,000          93,930       125,240       156,550       187,860       219,170       245,770       272,370
       500,000         117,930       157,240       196,550       235,860       275,170       308,420       341,670
       700,000         165,930       221,240       276,550       331,860       387,170       433,720       480,270
       900,000         213,930       285,240       356,550       427,860       499,170       559,020       618,870
     1,100,000         261,930       349,240       436,550       523,860       611,170       684,320       757,470

      The amounts shown in the table are the straight life annuities payable under the Retirement Plan without reduction for the joint and survivor annuity. Retirement benefits listed in the table are not subject to any deduction for Social Security or other offset amounts. The retirement annuity is reduced 3% per year in the case of retirement between ages 60 and 62 and further reduced 6% per year in the case of retirement between ages 55 and 60. If an employee retires after age 62, there is no reduction in the retirement annuity.

      AEP maintains a supplemental retirement plan which provides for the payment of benefits that are not payable under the Retirement Plan due primarily to limitations imposed by Federal tax law on benefits paid by qualified plans. The table includes supplemental retirement benefits.

      Compensation upon which retirement benefits are based, for the executive officers named in the Summary Compensation Table above, consists of the average of the 36 consecutive months of the officer's highest aggregate salary and Management Incentive Compensation Plan awards, shown in the "Salary" and "Bonus" columns, respectively, of the Summary Compensation Table, out of the officer's most recent 10 years of service. As of December 31, 1995, the number of full years of service applicable for retirement benefit calculation purposes for such officers were as follows: Dr. Draper, three years; Mr. DeMaria, 36 years; Mr. Maloney, 40 years; Mr. Lhota, 31years; and Dr. Markowsky, 24 years.

      Dr. Draper's employment agreement described below provides him with a supplemental retirement annuity that credits him with 24 years of service in addition to his years of service credited under the Retirement Plan less his actual pension entitlement under the Retirement Plan and any pension entitlement from the Gulf States Utilities Company Trusteed Retirement Plan, a plan sponsored by his prior employer.

      AEP will pay supplemental retirement benefits to 19 AEP System employees (including Messrs. DeMaria, Maloney and Lhota and Dr. Markowsky) whose pensions may be adversely affected by amendments to the Retirement Plan made as a result of the Tax Reform Act of 1986. Such payments, if any, will be equal to any reduction occurring because of such amendments. Assuming retirement in 1996 of the executive officers named in the Summary Compensation Table, only Mr. Maloney would be affected and his annual supplemental benefit would be $972.

      AEP made available a voluntary deferred-compensation program in 1982 and 1986, which permitted certain members of AEP System management to defer receipt of a portion of their salaries. Under this program, a participant was able to defer up to 10% or 15% annually (depending on the terms of the program offered), over a four-year period, of his or her salary, and receive supplemental retirement or survivor benefit payments over a 15-year period. The amount of supplemental retirement payments received is dependent upon the amount deferred, age at the time the deferral election was made, and number of years until the participant retires. The following table sets forth, for the executive officers named in the Summary Compensation Table, the amounts of annual deferrals and, assuming retirement at age 65, annual supplemental retirement payments under the 1982 and 1986 programs.



                                              1982 PROGRAM                                    1986 PROGRAM
                                                        Annual Amount of                                Annual Amount of
                                    Annual                Supplemental               Annual               Supplemental
                                    Amount                 Retirement                Amount                Retirement
                                   Deferred                  Payment                Deferred                 Payment
NAME                            (4-YEAR PERIOD)         (15-YEAR PERIOD)         (4-YEAR PERIOD)        (15-YEAR PERIOD)
P. J. DeMaria                       $10,000                  $52,000                 $13,000                 $53,300
G. P. Maloney                        15,000                   67,500                  16,000                  56,400


EMPLOYMENT AGREEMENT

      Dr. Draper has a contract with AEP and the Service Corporation which provides for his employment for an initial term from no later than March 15, 1992 until March 15, 1997. Dr. Draper commenced his employment with AEP and the Service Corporation on March 1, 1992. AEP or the Service Corporation may terminate the contract at any time and, if this is done for reasons other than cause and other than as a result of Dr. Draper's death or permanent disability, the Service Corporation must pay Dr. Draper's then base salary through March 15, 1997, less any amounts received by Dr. Draper from other employment.

AEP BOARD HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Human Resources Committee of the AEP Board of Directors regularly reviews executive compensation policies and practices and evaluates the performance of management in the context of AEP's performance. None of the members of the Committee is or has been an officer or employee of any AEP System company or receives remuneration from any AEP System company in any capacity other than as a director.

      The Human Resources Committee recognizes that the executive officers are charged with managing a $16 billion, multi-state electric utility during challenging times and with addressing many difficult and complex issues.

      AEP's executive compensation program is designed to enhance shareholder value, to support the implementation of AEP's business strategy and to improve both corporate and personal performance. The Committee believes that compensation must be competitive in order to attract, retain, reward and motivate the highly qualified individuals needed to manage AEP to meet corporate objectives and that compensation should be closely tied to performance in order to provide incentives that will maximize shareholder value. AEP's Management Incentive Compensation Plan and Performance Share Incentive Plan, both described below, reflect the intention of the Committee to place a significant portion of the total compensation of senior officers at risk similar to the risk experienced by other AEP shareholders.

      The Committee also has taken into account management's ability to respond to the impact of increased competition and other significant changes in the rapidly evolving electric utility industry. It is the Committee's opinion that, in this ever-changing environment, Dr. Draper and the senior management team continue to develop effectively and implement strategies to position AEP for the future. AEP's recent and continuing restructuring and organizational realignment and its proposal for the industry's transition to retail competition are two major steps. Some of the benefits of these efforts to AEP cannot, of course, be quantifiably measured but the Committee believes these efforts are vital to AEP's continuing success.

 INTERNAL REVENUE CODE SECTION 162(M). The Committee has considered the impact of Section 162(m) of the Internal Revenue Code, which provides a limit on the deductibility of compensation for certain executive officers in excess of $1,000,000 per year. Award payments under the Performance Share Incentive Plan have been structured to be exempt from the deduction limit because they are made pursuant to a shareholder-approved performance-driven plan. No named officer in the Summary Compensation Table had taxable compensation for 1995 in excess of the deduction limit. The Committee intends to continue to evaluate the impact of this Code provision.

 STOCK OWNERSHIP GUIDELINES. The AEP Board of Directors, upon the Committee's recommendation, underscored the importance of linking executive and shareholder interests by adopting in December 1994 stock ownership guidelines for senior management participants in the Performance Share Incentive Plan. Under the guidelines, the target ownership of AEP Common Stock is directly related to the officer's corporate position with the greatest ownership target for the chief executive officer. The target for the CEO is 45,000 shares, which was equivalent to approximately three times his then annual base salary. The targets for the other four officers named in the Summary Compensation Table are 15,000 shares each, equivalent to approximately 1.5 times their then annual base salary. Each officer is expected to achieve the ownership target within a period of five years commencing on January 1, 1995. Common Stock equivalents earned through the Management Incentive Compensation Plan and the Performance Share Incentive Plan are included in determining compliance with the ownership targets.

      Substantial progress has been made in complying with the stock ownership guidelines and, as of January 1, 1996, the executive officers named in the Summary Compensation Table had achieved their respective ownership targets to the following extent (see the table on page 11 for actual ownership amounts):
Dr. Draper, 40%; Mr. DeMaria, 69%; Mr. Maloney, 70%; Mr. Lhota, 120%; and Dr. Markowsky, 75%.

COMPONENTS OF EXECUTIVE COMPENSATION

  BASE SALARY. When reviewing salaries, the Committee considers pay practices used by other electric utilities and by industry in general. In addition, the Committee considers the respective positions held by the executive officers, their levels of responsibility, performance and experience, and the relationship of their salaries to the salaries of other AEP managers and employees.

      For compensation comparison purposes, the Human Resources Committee uses the electric utility companies in the S&P Electric Utility Index. In recognition of AEP's relatively large size and operational complexity, executive officer salary levels are targeted to the third quartile (between the 50th and 75th percentiles) of the range of compensation paid by the other electric utilities in this compensation peer group. Base salary levels in 1995 for the five most highly compensated executive officers of AEP named in the Summary Compensation Table were within this third quartile. In establishing salary levels against that range, the Human Resources Committee considers the competitiveness of AEP's entire compensation package.

      Salaries are reviewed and adjusted annually to reflect individual and corporate performance and consistency with compensation changes within AEP and the compensation peer group of other electric utilities.

      The Committee meets without the presence of Dr. Draper, chairman, president and chief executive officer of AEP, to evaluate his performance and compensation and reports on that evaluation to the outside directors of the AEP Board. These directors then act on the Committee's recommendation.

 ANNUAL INCENTIVE. A variable, performance-based portion of the executive officers' total compensation is paid through the Management Incentive Compensation Plan ("MICP"), which is included in the "Bonus" column in the Summary Compensation Table. The MICP was established (effective January 1,
1990) to motivate and reward superior management performance in serving customer needs and creating shareholder value. Each participant is assigned an annual target award expressed as a percentage of annual salary. The target award is 30% for the executive officers named in the compensation table. Actual awards can vary from 0-150% of the target award based on performance.

      The MICP awards for the executive officers named in the compensation table are based entirely on preestablished AEP corporate performance criteria specified in the MICP, which include return on stockholder equity (weighted at 25%) and total investor return reflecting changes in stock price and payment of dividends (weighted at 25%), both measured relative to the performance of utilities in the S&P Electric Utility Index, and the extent to which the average price of power sold to retail customers (weighted at 50%) is lower as compared with other utilities in the states which AEP serves. For 1995, AEP corporate performance target was achieved to the extent of 115%. This percentage is an estimate but should not change significantly.

      To more closely align the financial interests of the executive officers with AEP's shareholders, 20% of an MICP award is deferred for three years and treated as if invested in Common Stock of AEP, although no stock is actually purchased. Dividend equivalents are credited during the three-year period. Effective for 1996 and subsequent years, MICP participants may elect to defer further the 20%, and to defer all or any part of the remaining 80% of an award, for payment up to five years past termination of employment, with the same treatment.

 LONG-TERM INCENTIVE. The Performance Share Incentive Plan (the "Plan") provides longer-term, performance-driven, equity incentive award opportunities directly related to shareholder value. The AEP Board of Directors approved the Plan in December 1993 and, at the 1994 annual meeting, the AEP shareholders also approved it.

      The Plan grants performance share units annually which are paid based on AEP's subsequent three-year total shareholder returns measured relative to the S&P peer utilities. In 1995, the Committee granted Dr. Draper and the other executive officers named in the Summary Compensation Table performance share units equivalent to 40% and 35%, respectively, of their base salaries. The number of performance share units granted has been determined after an evaluation  of  long-term  incentive opportunities provided  by  the  S&P  peer
companies,  again  targeting  the   third  quartile  of  competitive  practice.
However, the awards which will ultimately be paid to participants under the Plan for a performance period are not determinable in advance and, in fact, could be zero.

      The Plan ended a two-year transition performance period at year end 1995. AEP's total shareholder return for 1993-1995 ranked sixth relative to the S&P 24 peer utilities and, as a result, 160% of the performance share units granted (and dividend credits) were earned. The associated award payments are listed in the Summary Compensation Table.

      Similar to that portion of the MICP awards which are deferred, payments of earned awards under the Plan, commencing with the performance period ending in 1995, are also deferred in the form of restricted stock units (equivalent to shares of AEP Common Stock). Such Plan deferrals continue until termination of employment or, if so elected by the recipient, up to five years thereafter. Once the officers meet and maintain their respective equivalent stock ownership targets discussed above, they may then elect either to continue to defer or to receive further earned Plan awards in cash and/or Common Stock. Dividend equivalents are credited as though reinvested in additional restricted stock units.

The Plan is further described above.

                              HUMAN RESOURCES COMMITTEE MEMBERS
                                    Toy F. Reid, Chairman
                                    Arthur G. Hansen
                                    Donald G. Smith
                                    Morris Tanenbaum


              SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the beneficial ownership of AEP Common Stock as of January 1, 1996 for all directors as of the date of this Information Statement, each of the persons named in the Summary
Compensation Table and all directors and executive officers as a group. Unless otherwise noted, each person had sole voting and investment power over the number of shares of AEP Common Stock and stock-based units of AEP set forth across from his or her name. Fractions of shares have been rounded to the nearest whole share. No executive officer, director or nominee owns any shares of any series of the Cumulative Preferred Stock of the Company.

                                                                                   STOCK
NAME                                            SHARES                           UNITS(a)              TOTAL
     P. J. DeMaria                                7,356(b)(c)(d)(e)(f)             5,391               12,747
     E. L. Draper, Jr.                            6,119(c)(e)                     11,984               18,103
     H. W. Fayne                                  3,653(c)(e)                      2,405                6,058
     W. J. Lhota                                 13,064(c)(d)(e)                   4,944               18,008
     G. P. Maloney                                5,227(c)(d)(e)                   5,306               10,533
     J. J. Markowsky                              6,631(c)(f)                      4,714               11,345
     J. H. Vipperman                              5,092(c)(e)                      3,365                8,457
     All directors and
     executive officers
     as a group (7 persons)                     132,373(g)                        38,109              170,482

___________
(a) This column includes amounts deferred in stock units and held under the Management Incentive Compensation Plan and Performance Share Incentive Plan.

(b) Mr. DeMaria owns 100 shares of Cumulative Preferred Shares 9.50% Series, $100 par value, of Columbus Southern Power Company.

(c) Includes shares and share equivalents held in the following plans in the amounts listed below:

                                      AEP EMPLOYEE STOCK             AEP PERFORMANCE
                                        OWNERSHIP PLAN            SHARE INCENTIVE PLAN         AEP EMPLOYEES SAVINGS PLAN
                                           (SHARES)                     (SHARES)                   (SHARE EQUIVALENTS)
       Mr. DeMaria                             83                           944                           2,705
       Dr. Draper                              --                         2,196                           1,958
       Mr. Fayne                               63                           398                           3,162
       Mr. Lhota                               60                           812                          10,824
       Mr. Maloney                             85                           867                           2,775
       Dr. Markowsky                           66                           830                           5,718
       Mr. Vipperman                           80                           564                           4,391
       All Directors and
       Executive Officers                     437                         6,611                          31,533

     With respect to the shares and share equivalents held in these plans, such persons have sole voting power, but the investment/disposition power is subject to the terms of such plans.

(d) Does not include, for Messrs. DeMaria, Lhota and Maloney, 85,231 shares in the American Electric Power System Educational Trust Fund over which Messrs. DeMaria, Lhota and Maloney share voting and investment power as trustees (they disclaim beneficial ownership). The amount of shares shown for all directors and executive officers as a group includes these shares.

(e) Includes the following numbers of shares held in joint tenancy with a family member: Mr. DeMaria, 1,232; Dr. Draper, 1,965; Mr. Fayne, 30; Mr. Lhota, 1,368; Mr. Maloney, 1,500 and Mr. Vipperman, 57.

(f) Includes the following numbers of shares held by family members over which beneficial ownership is disclaimed: Mr. DeMaria, 2,392 and Dr. Markowsky, 17.

(g)  Represents less than 1% of the total number of shares outstanding.

                          MEETINGS OF THE BOARD OF DIRECTORS

      Regular meetings of the Board of Directors were held once each month during the year. In addition, the Board of Directors holds special meetings from time to time as required. During 1995, the Board held twelve regular meetings and one special meeting.

      Directors of the Company receive a fee of $100 for each meeting of the Board of Directors attended in addition to their salaries.

      The Board of Directors of the Company has no committees.

                             INDEPENDENT AUDITORS

      The public accounting firm of Deloitte & Touche LLP has been selected as the independent auditors of the Company for the year 1996.

      A representative of Deloitte & Touche LLP will not be present at the meeting unless prior to the day of the meeting the Secretary of the Company has received written notice from a stockholder addressed to the Secretary at 1 Riverside Plaza, Columbus, Ohio 43215, that such stockholder will attend the meeting and wishes to ask questions of a representative of the firm.


                                                      JOHN F. DI LORENZO, JR.,
                                                             SECRETARY


March 28, 1996